UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported): September 14, 2010

Fiserv, Inc.

(Exact name of registrant as specified in its charter)

Wisconsin	0-14948	39-1506125
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

255 Fiserv Drive, Brookfield, Wisconsin 53045

(Address of principal executive offices, including zip code)

(262) 879-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On September 14, 2010, Fiserv, Inc. (the “Company”) and certain of its subsidiaries (the “Guarantors”) entered into an Underwriting Agreement with Credit Suisse Securities (USA) LLC and Wells Fargo Securities, LLC as representatives of the several underwriters listed therein (the “Underwriters”), pursuant to which the Company agreed to sell, and the Underwriters agreed to purchase, subject to the terms and conditions set forth therein, $300 million aggregate principal amount of the Company’s 3.125% Senior Notes due 2015 and $450 million aggregate principal amount of the Company’s 4.625% Senior Notes due 2020, both series to be guaranteed by the Guarantors (the “Notes”), in a public offering (the “Offering”). The Offering is expected to close on September 21, 2010.

The Underwriting Agreement contains customary representations, warranties and agreements of the Company and the Guarantors, conditions to closing, indemnification rights and obligations of the parties and termination provisions. The description of the Underwriting Agreement set forth above is qualified by reference to the Underwriting Agreement filed as Exhibit 1 to this Current Report on Form 8-K and incorporated herein by reference.

The Notes are registered under the Securities Act of 1933, as amended, pursuant to a Registration Statement on Form S-3 (Registration No. 333-169358) that the Company filed with the Securities and Exchange Commission (the “SEC”) relating to the Offering. The Company is also filing the Underwriting Agreement as part of this Current Report on Form 8-K for purposes of such Registration Statement.

Item 8.01.	Other Events.

On September 14, 2010, the Company announced that it had commenced a tender offer to purchase for cash up to $250 million of its $1.25 billion aggregate principal amount of outstanding 6.125% Senior Notes due 2012 (the “Tender Offer”). The purchase price for notes validly tendered and accepted in the Tender Offer will be $1,100 per $1,000 principal amount of notes validly tendered prior to 5:00 p.m., New York City time, on September 27, 2010, unless such date is extended, and $1,070 per $1,000 principal amount of notes validly tendered after such time and prior to the expiration of the Tender Offer, plus in each case the payment of accrued and unpaid interest on such notes to the settlement date for the Tender Offer. The Tender Offer will expire at 11:59 p.m., New York City time, on October 12, 2010, unless extended by the Company. The consummation of the Tender Offer is conditioned upon, among other things, the completion of the Offering.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits. The following exhibits are being filed herewith:

(1)	Underwriting Agreement, dated September 14, 2010, among the Company, the guarantors named therein and the underwriters named therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FISERV, INC.

Date: September 15, 2010	By:	/s/ Thomas J. Hirsch
Thomas J. Hirsch
Executive Vice President, Chief Financial Officer and Treasurer

Fiserv, Inc.

Exhibit Index to Current Report on Form 8-K

Dated September 14, 2010

Exhibit Number

(1)	Underwriting Agreement, dated September 14, 2010, among the Company, the guarantors named therein and the underwriters named therein.